UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 30, 2018 (January 30, 2018)

ULTRA PETROLEUM CORP.

(Exact Name of Registrant as Specified in Charter)

Yukon, Canada	001-33614	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

400 N. Sam Houston Parkway E.

Suite 1200

Houston, Texas 77060

(Address of Principal Executive Offices) (Zip Code)

281-876-0120

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 29, 2018, Ultra Petroleum Corp. (the “Company”) entered into an agreement (the “Agreement”) with Fir Tree Capital Management LP (“Fir Tree”) regarding the membership and composition of the Company’s board of directors (the “Board”) and related matters.

Pursuant to the Agreement, the Company will appoint Evan Lederman, a Fir Tree investment professional, to the Board to fill the vacancy resulting from W. Charles Helton’s resignation from the Board. The Company will also appoint an independent director (the “Independent Director”, together with Mr. Lederman, the “New Directors”) to the Board to fill the vacancy resulting from Roger A. Brown’s resignation from the Board. The Company agreed that Fir Tree will have the right to recommend three to five candidates to serve as the Independent Director, who must meet certain criteria as set forth in the Agreement, and that Fir Tree and the Board will work together to select a mutually agreeable, qualified person from such candidates to serve as the Independent Director. Pursuant to the terms of the Agreement, the appointments of the New Directors will be completed on the date that is the earlier of (x) February 28, 2018 and (y) the date on which the Company announces its fourth quarter 2017 earnings results (the “Transition Date”).

The Company also agreed that Fir Tree may replace either New Director in the event he or she resigns or can no longer serve on the Board due to death, disability or other reasons prior to the later of (x) April 12, 2019 and (y) the date on which such New Director is next up for election at a meeting of the Company’s shareholders, subject to such candidate meeting certain criteria as set forth in the Agreement.

Fir Tree has agreed to abide by certain standstill provisions during a standstill period (the “Standstill Period”) ending on the Standstill End Date. In the Agreement, the “Standstill End Date” means (i) if the Company shall have delivered to Fir Tree no later than thirty calendar days prior to the deadline for submission for nominations for election to the Board at the 2019 annual meeting of shareholders a written confirmation that Mr. Lederman and the Independent Director (or their respective replacements or proposed replacements) will be nominated for election to the Board at the 2019 annual meeting of shareholders, the earlier of (a) fifteen calendar days prior to the deadline for submission for nominations for election to the Board at the 2020 annual meeting of shareholders pursuant to the Company’s Amended and Restated Bylaw No. 1 and (b) April 19, 2020; or (ii) if the Company shall have failed to deliver the written confirmation pursuant to clause (i) of this definition, the earlier of (c) fifteen calendar days prior to the deadline for submission for nominations for election to the Board at the 2019 annual meeting of shareholders and (d) April 19, 2019. Pursuant to the Agreement, Fir Tree has also agreed to vote its shares of the Company’s common stock in favor of the Company’s nominees and other proposals at each Annual Meeting during the Standstill Period, subject to certain limited exceptions.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2018, the Company announced that Michael D. Watford, the Company’s President, Chief Executive Officer and Chairman of the Board will be retiring from his roles at the Company and resigning from the Board, effective as of the Transition Date and will be replaced by Brad Johnson, the Company’s current Senior Vice President, Operations, who will be appointed as interim Chief Executive Officer and a director of the Board as of such date (the “CEO Transition Plan”). The Board has not approved any new compensation arrangements with Mr. Johnson as of the date hereof.

Mr. Johnson, age 46, has served as the Company’s Senior Vice President, Operations since April 1, 2014. Prior to that, Mr. Johnson served the Company as Director, Reservoir Engineering and Planning, and Vice President, Reservoir Engineering and Development. Prior to joining the Company, Mr. Johnson was employed by Anadarko Petroleum for thirteen years where he served in various engineering and leadership roles in several assets located in onshore North America, shelf and deep water Gulf of Mexico and in Algeria. Mr. Johnson earned a Bachelor of Science in Petroleum Engineering from Texas A&M University and a Master of Science in Petroleum Engineering from the University of Texas.

The Company also announced that, pursuant to the Agreement described under Item 1.01 of this Current Report which is incorporated by reference herein, effective as of the Transition Date, Dr. Helton and Mr. Brown will resign from their positions on the Board and Mr. Lederman and the Independent Director will be appointed to the Board (the “Board Transition Plan”). No changes to the composition of the Board committees nor any compensation arrangements with the New Directors were approved by the Board as of the date hereof.

Item 8.01 Other Events.

On January 30, 2018, the Company issued a press release, which is attached as Exhibit 99.1 hereto, announcing the Agreement, the CEO Transition Plan and the Board Transition Plan, as well as certain updates on well results from recent drills of horizontal wells on the east flank of Pinedale and certain changes to the Company’s hedge position.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Cooperation Agreement, dated as of January 29, 2018, by and among Ultra Petroleum Corp. and Fir Tree.

99.1	Press Release, dated January 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 30, 2018

ULTRA PETROLEUM CORP.

By:	/s/ Garrett B. Smith
Name:	Garrett B. Smith
Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Cooperation Agreement, dated as of January 29, 2018, by and among Ultra Petroleum Corp. and Fir Tree.

99.1	Press Release, dated January 30, 2018.